SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 6, 2010, Copano Energy, L.L.C. (“Copano”) posted on its website (www.copanoenergy.com) a copy of materials to be presented by R. Bruce Northcutt, Copano’s President and Chief Executive Officer, at the Wells Fargo Securities 9th Annual Pipeline, MLP and E&P, Services & Utility Symposiums to be held December 7-8 in New York City.  Mr. Northcutt’s presentation will be webcast live on Tuesday, December 7 at 2:10 p.m. Eastern Time (1:10 p.m. Central Time).  The webcast will be accessible via Copano’s website and will be archived for replay shortly thereafter.

The presentation materials include discussion of commodity prices and margin sensitivities; financing and commodity risk management; and recent developments and outlook, including an update regarding Copano’s Total Distributable Cash Flow outlook for the fourth quarter of 2010.

The presentation materials and a press release announcing Copano’s participation in the conference are furnished with this report as Exhibits 99.1 and 99.2, respectively.

Information on Copano’s website is not incorporated by reference in this Form 8-K.  The information in this report and the exhibits attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Copano expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Presentation Materials for Wells Fargo Securities 9th Annual Pipeline, MLP and E&P, Services & Utility Symposiums

99.2	Copano Energy, L.L.C. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: December 6, 2010	By:	/s/Douglas L. Lawing
Douglas L. Lawing
Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Presentation Materials for Wells Fargo Securities 9th Annual Pipeline, MLP and E&P, Services & Utility Symposiums

99.2	Copano Energy, L.L.C. Press Release